Filed Pursuant to Rule 424(b)(3)

Registration No. 333-221477

PROSPECTUS SUPPLEMENT

(to Prospectus dated November 28, 2017)

448,949 shares of common stock

SONOMA PHARMACEUTICALS, INC.

COMMON STOCK

We are offering 448,949 shares of common stock, par value $0.0001 per share, or the Shares, at a public offering price of $3.50 per Share.

Our common stock is quoted on The Nasdaq Capital Market under the symbol “SNOA.” On November 25, 2019, the last reported sale price for our common stock was $4.12 per share.

The aggregate market value of our outstanding voting common equity held by non-affiliates on November 25, 2019 was $5,407,000 based on a closing stock price of $4.12 on November 25, 2019. The aggregate market value of our outstanding voting common equity held by non-affiliates on October 30, 2019 was $8,464,845 based on a closing stock price of $6.45 from October 30, 2019. During the twelve calendar months prior to and including the date hereof, we did not sell any securities pursuant to General Instruction I.B.6. of Form S-3.

Investing in our securities involves a high degree of risk. Before buying any of our securities, you should carefully consider the risk factors described in “Risk Factors” on page S-3 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$3.50	$1,571,322
Placement agent fees (1)	$0.28	$125,706
Proceeds, before expenses, to us (2)	$3.22	$1,445,616

____________

(1) See “Plan of Distribution” beginning on page S-8 of this prospectus supplement for a description of the compensation payable to the placement agents, including the issuance of placement agent warrants and reimbursement of expenses.

(2) Assumes maximum offering is completed.

The placement agent expects to deliver the shares against payment therefore on or about November 29, 2019.

Dawson James Securities, Inc.

The date of this prospectus supplement is November 27, 2019, subject to ordinary closing conditions, including the listing of additional shares sold in the Offering.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information incorporated by reference or provided in this prospectus supplement, the accompanying prospectus and the registration statement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any state where the offer or sale is not permitted. You should assume that the information in this prospectus supplement, the accompanying prospectus, including any information incorporated therein by reference, is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

We are offering to sell, and are seeking offers to buy, the securities only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission on November 9, 2017, and declared effective on November 27, 2017.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about the shares of our common stock and other securities we may offer from time to time under our shelf registration statement, some of which does not apply to the securities offered by this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, you should rely on the information in this prospectus supplement.

You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment decision. You should also read and consider the information in the documents referred to in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

In this prospectus supplement and the accompanying prospectus, unless otherwise indicated, the terms “Sonoma,” “we,” “us,” “our,” and similar terms refer to Sonoma Pharmaceuticals, Inc. and its subsidiaries on a consolidated basis.

S-1

THE OFFERING

Common stock outstanding on November 25, 2019 (1)	1,329,726 shares

Common stock offered by us	448,949 shares

Common stock to be outstanding immediately after this offering assuming all shares of common stock are sold (1)	1,778,675 shares

Use of proceeds	The net proceeds from this offering after deducting estimated commissions and expenses payable by us will be approximately $1,382,000 at an offering price of $3.50 per share. We intend to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds” for a more detailed description of the intended use of proceeds from this offering.

Risk factors	This investment involves a high degree of risk. See “Risk Factors” below for factors to consider before deciding to purchase our securities.

Nasdaq Capital Market common stock symbol	SNOA

(1)	Excluding 647,000 shares of common stock issuable upon the exercise or conversion of outstanding options, restricted stock units, common stock units, preferred stock and warrants as of September 30, 2019.

S-2

RISK FACTORS

Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risks described below, together with all of the other information contained in this prospectus supplement and the accompanying prospectus and incorporated by reference herein and therein, including from our most recent Annual Report on Form 10-K and subsequent filings. Some of these factors relate principally to our business and the industry in which we operate. Other factors relate principally to your investment in our securities. The risks and uncertainties described therein and below are not the only risks we face, but those that we consider to be material. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business and operations. If any of the matters included in the following risks were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected. In such case, you may lose all or part of your investment. Please also read carefully the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”

Additional Risks Related to This Offering

We will have broad discretion in how we use the proceeds, and we may use the proceeds in ways in which purchasers in this offering and other stockholders may disagree.

We intend to use the net proceeds from this offering for working capital and general corporate purposes. Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business or cause the price of our common stock to decline.

Purchasers in this offering may experience future dilution as a result of future equity offerings.

In order to raise additional capital for the execution of our business plans, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by purchasers in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. In addition, on December 8, 2017, we entered into an At Market Issuance Sales Agreement, with B. Riley FBR, Inc. under which we may issue and sell shares of our common stock having an aggregate offering price of up to $5 million from time to time through B. Riley acting as our sales agent. Since the execution of this agreement, we have sold approximately $2 million of shares of our common stock. Future sales pursuant to this arrangement may result in additional dilution to our existing shareholders.

We are selling the securities offered in this prospectus on a “best efforts” basis with no minimum offering and may not be able to sell any of the securities offered herein.

We have engaged the placement agent to act as a placement agent in connection with this offering. While the placement agent will use his reasonable efforts to arrange for the sale of the securities, they are under no obligation to purchase any of the securities. As a result, there are no firm commitments to purchase any of the securities in this offering. Consequently, there is no guarantee that we will be capable of selling all, or any, of the securities being offered hereby. In addition, we have not specified a minimum offering amount nor have or will we establish an escrow account in connection with this offering. Because there is no escrow account and no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill our objectives due to a lack of interest in this offering. Further, because there is no escrow account in operation and no minimum investment amount, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. Investor funds will not be returned under any circumstances whether during or after the offering.

S-3

OUR BUSINESS

We are a specialty pharmaceutical company dedicated to identifying, developing and commercializing unique, differentiated therapies to millions of patients living with chronic skin conditions. We offer early-intervention relief with virtually no side-effects or contraindications. We believe our products, which are sold throughout the United States and internationally, have improved patient outcomes for more than six million patients by treating and reducing certain skin diseases including acne, atopic dermatitis, scarring, infections, itch, pain and harmful inflammatory responses. Our vision is to be a catalyst for improved care and increased access for all patients.

Our core market differentiation is based on being the leading developer and producer of stabilized hypochlorous acid, or HOCl, solutions. HOCl is known to be among the safest and most-effective ways to relieve itch, inflammation and burns while stimulating natural healing through increased oxygenation and eliminating persistent microorganisms and biofilms.

Our core market includes patients who suffer from various skin diseases, including dermatoses, acne, scarring, skin-barrier and scaly skin conditions. Our secondary market includes eye-hygiene and acute care markets. These conditions impact patients worldwide who have had to live with less than optimal solutions or ones that come with significant side-effects. Skin conditions can have significant, multi-dimensional effects on quality of life, including on patient’s physical, functional and emotional well-being.

We have also built on our HOCl technology foundation by adding two complementary technology platforms: Lipogrid® Skin Barrier solutions and Exuvimax™ Skin de-scaling solutions. Lipogrid is a lipid structural matrix of solid lipid particles and vesicles containing phospholipids, ceramides, fatty acids and cholesterol-type stabilizers that deliver building blocks to the dermis and protect the skin. Exuvimax contains a combination of dicaprylyl carbonate (Cetiol® Oil) and dimethicones that provide a patented formulation designed for a very effective but safe keratolytic effect which is the shedding of the top layer of skin. Our product Loyon® is based on the Exuvimax technology and its key benefit is to remove scale and therefore allow the topical treatments to work more effectively and faster on the underlying condition.

Some of our key products in the United States are:

•	Celacyn®, a prescription HOCl based scar management gel clinically proven to soften and flatten raised scars while reducing redness and discoloration.

•	Ceramax Skin Barrier CreamTM, a prescription cream / lotion that helps manage dry itchy skin, minor skin irritations, rashes, and inflammation caused by various skin conditions.

•	LevicynTM, a prescription HOCl based atopic dermatitis product line clinically proven to reduce pruritus (itch) and pain associated with various dermatoses.

•	SebudermTM, a prescription topical gel used as an alternative to corticosteroids for the management of the burning, itching and scaling experienced with seborrhea and seborrheic dermatitis.

•	Loyon®, a prescription liquid containing Cetiol® CC and medical grade dimethicone, intended to manage and relieve erythema and itching for various types of dermatoses.

•	EpicynTM, a prescription topical antimicrobial facial cleanser helps achieve clear skin and provide relief from irritation when used as part of a daily skin care regimen for patients with acute and chronic dermal lesions.

•	Acuicyn™ Eyelid and Eyelash Hygiene, a HOCl-based topical prescription product indicated to relieve itch and inflammation while helping to keep areas around the eye clean.

•	Microcyn® (sold under a variety of brand names), a line of products based on electrically charged oxychlorine small molecules designed to target a wide range of pathogens including viruses, fungi, spores and bacteria, including antibiotic-resistant strains.

Our key product outside the United States is:

•	Microcyn® or Microdacyn60® (sold under a variety of brand names), a line of products based on electrically charged oxychlorine small molecules designed to target a wide range of pathogens including viruses, fungi, spores and bacteria, including antibiotic-resistant strains.

As of September 30, 2019, we have obtained 21 clearances from the U.S. Food and Drug Administration, or FDA, that permit us to sell our products as medical devices for Section 510(k) of the Federal Food, Drug and Cosmetic Act in the United States.

S-4

Outside the United States, we sell products for dermatological and advanced tissue care with a European Conformity marking, Conformité Européenne, or CE. These CEs cover 25 products in 48 countries with various approvals in Brazil, China, Southeast Asia, South Korea, India, Australia, New Zealand, and the Middle East.

Dermatology

In the United States, we sell into dermatology markets with an in-house sales team that visits or calls dermatologists. Our dermatology products are primarily purchased by distributors, wholesalers, and pharmacies.

Although specific customer requirements can vary depending on applications, customers generally demand quality, innovation, affordability and clinically-supported efficacy. We have responded to these customer demands by introducing new products that treat persistent and common dermatological afflictions, as well as promote healing and improve results for patients opting for cosmetic dermatology procedures. We are strategically focused on introducing innovative new products that are supported by human clinical data with applications that address specific dermatological procedures currently in demand. In addition, we look for markets where we can provide effective product line extensions and pricing to new product families.

We seek to extend and expand our strong ongoing relationships with customers through new products, sales of existing products, ongoing training and support, and distribution of skincare products. We primarily target practitioners through office visits, workshops, trade shows, webinars and trade journals. We also market to potential patients through brochures, workshops and websites. In addition, we offer clinical forums with recognized expert panelists to promote advanced treatment.

Eye Care and Advanced Tissue Care

Our eye care and advanced tissue care products provide patients similar benefits to those in dermatology. We support the eye care and advanced tissue care markets with a dedicated in-house sales force and through an inside call center. We have also entered into strategic partnerships with respected and influential physicians and surgeons to promote our products. Our eye care products include prescription and dispensing solutions prescribed mainly by ophthalmologists and optometrists supported by pharmacies and, in some cases, sold through wholesale networks. Our tissue care products are primarily purchased by hospitals, physicians, nurses, and other healthcare practitioners.

Animal Health Care

Our animal healthcare products provide similar benefits to those in human dermatology. For our animal health products sold in the U.S. and Canada, we partnered with Manna Pro Products, LLC to bring relief to pets and peace of mind to their owners. Manna Pro distributes non-prescription products to national pet-store retail chains, farm animal specialty stores, farm animal veterinarians, grocery stores and mass retailers in the United States and Canada.

On May 20, 2019, we sold certain animal health product rights and assets for the Asian and European markets to Petagon, Limited, an international importer and distributor of quality pet food and products. The purchase price for the assets is $2,700,000. We agreed that we will continue to supply products to Petagon for five years at certain agreed upon transfer prices. The sale involves certain Asian patents and trademarks and the exclusive right to distribute animal health care products in Asia and Europe.

Corporate Information

We incorporated under the laws of the State of California in April 1999 as Micromed Laboratories, Inc. In August 2001, we changed our name to Oculus Innovative Sciences, Inc. In December 2006, we reincorporated under the laws of the State of Delaware. On December 6, 2016, we changed our name from Oculus Innovative Sciences, Inc. to Sonoma Pharmaceuticals, Inc. Our principal executive offices are located at 1129 N. McDowell Blvd., Petaluma, California, 94954, and our telephone number is (707) 283-0550. We have two active wholly-owned subsidiaries: Oculus Technologies of Mexico, S.A. de C.V., organized in Mexico; and Sonoma Pharmaceuticals Netherlands, B.V., organized in the Netherlands.

Additional Information

Investors and others should note that we announce material financial information using our company website (www.sonomapharma.com), our investor relations website (ir.sonomapharma.com), SEC filings, press releases, public conference calls and webcasts. The information on, or accessible through, our websites is not incorporated by reference in this prospectus supplement.

S-5

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement contain forward looking statements. When used in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein, the words “anticipate,” “intend,” “estimate,” “plan,” “project,” “continue,” “ongoing,” “potential,” “expect,” “predict,” “believe,” “intend,” “may,” “can,” “will,” “should,” “could,” “would,” “proposal,” and similar expressions are intended to identify forward-looking statements.

You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the reasons described in our “Risk Factors” section. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made. These forward-looking statements speak only as of the date of this prospectus supplement. We expressly disclaim any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as required by law. You should, however, review additional disclosures we make in our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.

USE OF PROCEEDS

If we complete the maximum offering, we estimate that the net proceeds from the sale of 448,949 shares of common stock that we are offering will be approximately $1,382,000 after deducting the commissions and estimated offering expenses payable by us.

We intend to use the net proceeds of this offering for working capital and general corporate purposes. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the application of these proceeds.

S-6

DESCRIPTION OF SECURITIES

We have 24,000,000 shares of authorized common stock, par value $0.001 per share. As of November 25, 2019, there were 1,329,726 shares of common stock issued and outstanding. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock offered, when issued, will be fully paid and nonassessable.

The transfer agent for our common stock and our warrants is Computershare, Inc. located at 462 South 4th Street, Suite 1600, Louisville, KY 40202. Its telephone number is 1-888-647-8901.

PLAN OF DISTRIBUTION

Placement Agency Agreement

In connection with this offering, on November 26, 2019, we entered into a placement agency agreement with Dawson James Securities Inc. as the lead placement agent and sole bookrunning manager, pursuant to which Dawson James Securities, Inc. will agree to act as our placement agent on a best efforts basis in connection with the sale of our common stock. The placement agent will not purchase or sell any securities offered by us under this prospectus for its own account, nor will it be required to arrange the purchase or sale of any specific number or dollar amount of the securities, but the placement agent will agree to act as our agent and to use their reasonable best efforts to arrange for the sale of all of the securities in this offering. The placement agent may engage selected dealers to assist in the placement of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering.

The placement agency agreement provides that the obligations of the placement agent are subject to certain conditions precedent, including, among other things, the absence of any material adverse change in our business and the receipt of customary legal opinions, letters and certificates. In addition, we make certain representations and warranties in the placement agency agreement and we will agree to certain covenants in the placement agent agreement. The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the Securities Act and the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock by the placement agent acting as principal. Under these rules and regulations, the placement agent (i) may not engage in any stabilization activity in connection with our securities; and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed their participation in the distribution.

Pursuant to the placement agency agreement we agreed, for a period of 60 days from the date of this offering, that we will not (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock, except for the exercise of outstanding options and warrants, securities issued for compensation; or (b) file or caused to be filed any registration statement relating to the offering of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock, other than pursuant to a registration statement on Form S-8 for employee benefit plans.

Our officers and directors have also agreed, subject to limited exceptions, for a period of 60 days after the date of the placement agency agreement, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of common stock or any securities convertible into or exchangeable for our common stock either owned as of the date of the placement agency agreement or thereafter acquired without the prior written consent of the placement agent. The placement agent may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

S-7

With certain exceptions, Dawson James Securities, Inc. shall be entitled to the same fees as provided in this offering with respect to any public or private offering or other financing or capital-raising transaction of any kind to the extent that such financing or capital is provided to us by investors whom Dawson had introduced to us or that participated in this offering, if such financing is consummated at any time within the 6-month period following completion of the offering. We also granted Dawson James the right of first refusal to act as lead managing underwriter and sole bookrunner, or as lead placement agent, for any and all future equity, equity-linked or convertible debt, excluding revolving loan debt offerings, at the market sales or funds from certain purchasers, during such 6-months period, of the Company, or any successor to or any subsidiary of the Company.

Upon closing, we will deliver to each purchaser delivering funds the number of shares of common stock purchased by such purchaser in electronic format.

Dawson James Securities, Inc., its officers and registered representatives may participate in this offering on the same terms and conditions as the investors in this offering.

Fees and Expenses

Upon the closing of this offering, we have agreed to pay the Placements Agent (i) a cash fee equal to 8% of the aggregate gross proceeds raised in this offering, and (ii) warrants to purchase that number of shares of our common stock equal to an aggregate of 5% of the shares of common stock sold in the offering at an exercise price of $4.375, in each case excluding any sales of securities to certain purchasers. The warrants will be exercisable at any time and from time to time, in whole or in part, during the period commencing six months following the commencement of sales in this offering, and ending five years from such date. The warrants provide for a cashless exercise provision and customary anti-dilution provisions (for stock dividends and splits and recapitalizations) consistent with FINRA Rule 5110. The warrants and the underlying securities are deemed compensation by FINRA, and are therefore subject to FINRA Rule 5110(g)(1). In accordance with FINRA Rule 5110(g)(1), neither the warrants nor any securities issued upon exercise of the warrants may be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of the offering pursuant to which the warrants are being issued, except the transfer of any security: (i) by operation of law or by reason of reorganization of our company; (ii) to any FINRA member firm participating in this offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction described above for the remainder of the time period; (iii) if the aggregate amount of our securities held by either a placement agent or a related person do not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction set forth above for the remainder of the time period.

We have also agreed to reimburse the placement agents for certain expenses, including up to $50,000 for diligence and legal expenses.

We estimate the total expenses of this offering which will be payable by us will be approximately $65,000. Assuming we complete the maximum offering, after deducting the estimated offering expenses, we expect the net proceeds from this offering to be approximately $1,382,000.

Indemnification

We have agreed to indemnify the placement agents and specified other persons against certain liabilities relating to or arising out of the placement agent’s activities under the placement agent agreement and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

Listing

Our shares of common stock are listed on the Nasdaq Capital Market under the symbol “SNOA.”

S-8

LEGAL MATTERS

The validity of the issuance of the common stock offered by this prospectus will be passed upon for us by Trombly Business Law, PC.  The Principal of Trombly Business Law PC, Amy Trombly, is acting as our CEO. Schiff Hardin LLP, Washington DC, is counsel for the placement agents in connection with this offering.

EXPERTS

The consolidated financial statements of Sonoma Pharmaceuticals, Inc. appearing in Sonoma Pharmaceuticals, Inc.’s annual report on Form 10-K for the year ended March 31, 2019, filed on July 1, 2019, have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any document we file with the SEC without charge at the Public Reference Section of the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission's World Wide Web address is http://www.sec.gov The information on the SEC’s website is not part of this prospectus, and any references to this website or any other website are inactive textual references only.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities to be offered hereby. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s website listed above. In addition to the foregoing, we maintain a website at www.sonomapharma.com. Our website content is made available for informational purposes only. It should neither be relied upon for investment purposes nor is it incorporated by reference into this prospectus. We make available at www.sonomapharma.com copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any amendments to such document as soon as practicable after we electronically file such material with or furnish such documents to the SEC.

S-9

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference the following in this prospectus:

•	our Annual Report on Form 10-K for the year ended March 31, 2019, filed on July 1, 2019;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, filed on August 13, 2019, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, filed on November 14, 2019;

•	our Current Reports on Form 8-K filed on May 22, 2019; May 31, 2019; June 12, 2019; June 19, 2019; October 1, 2019; October 15, 2019, November 6, 2019;

•	our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on July 29, 2019; and

•	our Registration Statement on Form 8-A as filed with the SEC on December 15, 2006.

In addition, all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement as well as all such documents that we file with the SEC after the date of this prospectus and before the termination of the offering of our securities shall be deemed incorporated by reference into this prospectus and to be a part of this prospectus from the respective dates of filing such documents. Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus, at no cost, by writing or telephoning us at the following address and number: Investor Relations, Sonoma Pharmaceuticals, Inc., 1129 N. McDowell Blvd., Petaluma, California 94954, telephone (707) 283-0550. We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the Company’s constituent documents, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

S-10

Filed Pursuant to Rule 424(b)(3)

Registration No. 333-221477

PROSPECTUS

$75,000,000

SONOMA PHARMACEUTICALS, INC.

Common Stock

Preferred Stock

Warrants

Units

We may, from time to time, offer and sell common stock, preferred stock or warrants, either separately or in units, in one or more offerings. The preferred stock and warrants may be convertible into or exercisable or exchangeable for common or preferred stock. We will specify in the accompanying prospectus supplement more specific information about any such offering. The aggregate initial offering price of all securities sold under this prospectus will not exceed $75,000,000, including the U.S. dollar equivalent if the public offering of any such securities is denominated in one or more foreign currencies, foreign currency units or composite currencies.

We may offer these securities independently or together in any combination for sale directly to investors or through underwriters, dealers or agents. We will set forth the names of any underwriters, dealers or agents and their compensation in the accompanying prospectus supplement.

This prospectus may not be used to sell any of these securities unless accompanied by a prospectus supplement.

Our common stock is traded on the Nasdaq Capital Market under the symbol “SNOA.” On November 24, 2017, the last reported sale price for our common stock was $5.13 per share. The aggregate market value of our outstanding voting and non-voting equity held by non-affiliates on November 24, 2017 was $21,638,222 based on a share price of $5.13. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the 12 calendar months prior to and including the date hereof.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 28, 2017.

You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement and the registration statement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any state where the offer or sale is not permitted. You should assume that the information in this prospectus and any prospectus supplement, or incorporated by reference, is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration, or continuous offering, process. Under this shelf registration process, we may, from time to time, issue and sell any combination of preferred stock, common stock or warrants, either separately or in units, in one or more offerings with a maximum aggregate offering price of $75,000,000, including the U.S. dollar equivalent if the public offering of any such securities is denominated in one or more foreign currencies, foreign currency units or composite currencies.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the offered securities. Any prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information,” before making your investment decision.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. This prospectus or any applicable supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus or any applicable supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus or any applicable prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any applicable prospectus supplement is delivered, or securities are sold, on a later date.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference. This summary does not contain all of the information you should consider before buying shares of our common stock, preferred stock, warrants, or units or any combination of these securities. You should read the entire prospectus carefully, especially the risks of investing in our securities that we describe under “Risk Factors” and our consolidated financial statements appearing in our annual and periodic reports incorporated in this prospectus by reference, before deciding to invest in our securities. Unless the context requires otherwise, references to “Sonoma,” “the Company,” “the Registrant,” “we,” “our” and “us” refer to Sonoma Pharmaceuticals, Inc.

Company Overview

We are a specialty pharmaceutical company dedicated to identifying, developing and commercializing unique, differentiated therapies to millions of patients living with chronic skin conditions. We believe our products, which are sold throughout the United States and internationally, have improved patient outcomes for more than five million patients globally by treating and reducing certain topical skin diseases including acne, atopic dermatitis, scarring, infections, itch, pain and harmful inflammatory responses.

Corporate Information

We incorporated under the laws of the State of California in April 1999 as Micromed Laboratories, Inc. In August 2001, we changed our name to Oculus Innovative Sciences, Inc. In December 2006, we reincorporated under the laws of the State of Delaware. On December 6, 2016, we changed our name from Oculus Innovative Sciences, Inc. to Sonoma Pharmaceuticals, Inc. Our principal executive offices are located at 1129 N. McDowell Blvd., Petaluma, California, 94954, and our telephone number is (707) 283-0550. We have two active wholly-owned subsidiaries: Oculus Technologies of Mexico, S.A. de C.V., organized in Mexico; and Sonoma Pharmaceuticals Netherlands, B.V., organized in the Netherlands.

The Securities We May Offer

We may offer and sell, from time to time, in one or more offerings, any combination of shares of our common stock and preferred stock, and warrants to purchase any of such securities, up to a total aggregate offering price of $75,000,000 under this prospectus, together with any applicable prospectus supplement, at prices and on terms to be determined by market conditions at the time of the relevant offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate offering price;

•	rates and times of payment of dividends, if any;

•	redemption, conversion, exchange or sinking fund terms, if any;

•	conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

•	ranking, if applicable;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

•	important United States federal income tax considerations.

The prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

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This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

We may sell the securities directly to investors or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

•	the names of those underwriters or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the estimated net proceeds to us.

Risk Factors

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement, and under similar headings in our Annual Report on Form 10-K for the year ended March 31, 2017, as updated by our annual, quarterly and other reports and documents that are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

Where You Can Find More Information

We are subject to the information requirements of the Exchange Act. Accordingly, we file annual, quarterly and current reports, proxy statements as may be required and other information with the SEC and filed a registration statement on Form S-3 under the Securities Act relating to the securities offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement. For further information, you should refer to the registration statement and its exhibits.

You may read and copy the registration statement and any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You can also review our filings by accessing the website maintained by the SEC at www.sec.gov. The site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition to the foregoing, we maintain a website at www.sonomapharma.com. Our website content is made available for informational purposes only. It should neither be relied upon for investment purposes nor is it incorporated by reference into this prospectus. We make available at www.sonomapharma.com copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any amendments to such document as soon as practicable after we electronically file such material with or furnish such documents to the SEC.

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OUR COMPANY

We are a specialty pharmaceutical company dedicated to identifying, developing and commercializing unique, differentiated therapies to millions of patients living with chronic skin conditions. We believe our products, which are sold throughout the United States and internationally, have improved patient outcomes for more than five million patients globally by treating and reducing certain topical skin diseases including acne, atopic dermatitis, scarring, infections, itch, pain and harmful inflammatory responses.

We incorporated under the laws of the State of California in April 1999 as Micromed Laboratories, Inc. In August 2001, we changed our name to Oculus Innovative Sciences, Inc. In December 2006, we reincorporated under the laws of the State of Delaware. On December 6, 2016, we changed our name from Oculus Innovative Sciences, Inc. to Sonoma Pharmaceuticals, Inc. Our principal executive offices are located at 1129 N. McDowell Blvd., Petaluma, California, 94954, and our telephone number is (707) 283-0550. We have two active wholly-owned subsidiaries: Oculus Technologies of Mexico, S.A. de C.V., organized in Mexico; and Sonoma Pharmaceuticals Netherlands, B.V., organized in the Netherlands.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement, and under similar headings in our Annual Report on Form 10-K for the year ended March 31, 2017, as updated by our quarterly and other reports and documents that are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

When used in this prospectus or any prospectus supplement, the words “expect,” “believe,” “anticipate,” “estimate,” “may,” “could,” “intend,” and similar expressions are intended to identify forward-looking statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statements. These forward-looking statements speak only as of the date of this prospectus. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. We have discussed many of these risks and uncertainties in greater detail in this prospectus under the heading “Risk Factors.” Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in the documents we incorporate by reference into this prospectus.

These forward-looking statements speak only as of the date of this prospectus. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. You should, however, review additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

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USE OF PROCEEDS

Unless we state otherwise in the accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes. General corporate purposes may include additions to working capital, research and development, financing of capital expenditures, and future acquisitions and strategic investment opportunities. Pending the application of net proceeds, we expect to invest the net proceeds in interest-bearing securities.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering and sale by them or to investors directly or through agents. The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through a rights offering, forward contracts or similar arrangements. In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. Some of the underwriters, dealers or agents who participate in the securities distribution may engage in other transactions with, and perform other services for, us or our subsidiaries in the ordinary course of business.

We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

The securities may or may not be listed on a national securities exchange. In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time.

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DESCRIPTION OF COMMON STOCK

This section describes the general terms and provisions of the shares of our common stock. This description is only a summary and is qualified in its entirety by reference to the description of our common stock incorporated by reference in this prospectus. A copy of our restated certificate of incorporation, as amended, and our amended and restated bylaws, as amended, has been incorporated by reference from our filings with the SEC as exhibits to the registration statement of which this prospectus forms a part. Our common stock and the rights of the holders of our common stock are subject to the applicable provisions of the Delaware General Corporation Law, which we refer to as “Delaware law,” our restated certificate of incorporation, as amended, our amended and restated bylaws, as amended, the rights of the holders of our preferred stock, if any, as well as some of the terms of our outstanding indebtedness. See “Where You Can Find More Information.”

We have 12,000,000 shares of authorized common stock, par value $0.0001 per share. As of November 20, 2017, there were 4,323,831 shares of common stock issued and outstanding. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock offered, when issued, will be fully paid and nonassessable.

The following description of our common stock, and any description of our common stock in a prospectus supplement, may not be complete and is subject to, and qualified in its entirety by reference to, Delaware law and the actual terms and provisions contained in our restated certificate of incorporation and our amended and restated bylaws, each as amended from time to time.

Voting Rights: Unless otherwise provided by law or provided in our restated certificate of incorporation, as amended, each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. At a meeting of stockholders at which a quorum is present, an affirmative vote of the majority of the shares entitled to vote on a matter and that are represented either in person or by proxy decides all questions, unless the question is one upon which by express provision of law or our restated certificate of incorporation or of our amended and restated bylaws, a different vote is required.

Dividends: Dividends upon the capital stock of the corporation may be declared by our board of directors at any regular or special meeting or by unanimous written consent, subject to any restrictions contained under Delaware law or the provisions of the restated certificate of incorporation, as amended, if any. However, before payment of any dividend, the board of directors may set aside out of the funds of the corporation available for dividends such sum or sums that the directors from time to time think proper as a reserve or reserves. If and when a dividend is declared by the board of directors, the holders of shares of common stock shall be entitled to receive out of the assets of the corporation which are by law available, dividends payable in cash, in property or in shares of capital stock, subject to the preferential rights of the holders of preferred stock.

Preemptive Rights: The holders of common stock do not have preemptive or conversion rights or other subscription rights.

Redemption: Shares of our common stock are not subject to redemption by operation of a sinking fund or otherwise.

Liquidation Rights: Upon our liquidation, dissolution or winding-up, and after distribution in full of preferential amounts, if any, to be distributed to the holders of shares of preferred stock, the holders of common stock are entitled, unless otherwise provided by law or provided in our restated certificate of incorporation, as amended, to receive all of the remaining assets of the corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of common stock held by them respectively.

Listing: Our common stock is traded on the Nasdaq Capital Market under the symbol “SNOA.”

Transfer Agent and Registrar: The transfer agent for our common stock is Computershare, Inc. located at 462 South 4th Street, Suite 1600, Louisville, KY 40202. Its telephone number is 1-888-647-8901.

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DESCRIPTION OF Preferred Stock

This section describes the general terms of our preferred stock to which any prospectus supplement may relate. A prospectus supplement will describe the terms relating to any preferred stock to be offered by us in greater detail and may provide information that is different from terms described in this prospectus. A copy of our restated certificate of incorporation, as amended, and our amended and restated bylaws, as amended, has been incorporated by reference from our filings with the SEC as exhibits to the registration statement of which this prospectus forms a part. A certificate of designation or amendment to the restated certificate of incorporation, as amended, will specify the terms of the preferred stock being offered, and will be filed or incorporated by reference as an exhibit to the registration statement before the preferred stock is issued. The following description of our preferred stock, and any description of the preferred stock in a prospectus supplement may not be complete and is subject to, and qualified in its entirety by reference to, Delaware law and the actual terms and provisions contained in our restated certificate of incorporation and our amended and restated bylaws, each as amended from time to time.

Under our restated certificate of incorporation, as amended, we have the authority to issue 714,286 shares of preferred stock, par value $0.0001 per share, which are issuable in series on terms to be determined by our board of directors. Accordingly, our board of directors is authorized, without action by the stockholders, to issue preferred stock from time to time with such dividend, liquidation, conversion, voting, redemption, sinking fund and other rights and restrictions as it may determine. All shares of any one series of our preferred stock will be identical, except that shares of any one series issued at different times may differ as to the dates from which dividends may be cumulative, as described in the applicable prospectus supplement. As of the date of this prospectus, there were no outstanding shares of our preferred stock.

Terms of Preferred Stock: Unless provided in a prospectus supplement, the shares of our preferred stock to be issued will have no preemptive rights. Any prospectus supplement offering our preferred stock will furnish the following information with respect to the preferred stock offered by that prospectus supplement:

•	the distinctive designation of each series and the number of shares that will constitute the series;

•	the voting rights, if any, of shares of the series and the terms and conditions of the voting rights;

•	the dividend rate on the shares of the series, the dates on which dividends are payable, any restriction, limitation or condition upon the payment of dividends, whether dividends will be cumulative, and the dates from and after which dividends shall accumulate;

•	the prices at which, and the terms and conditions on which, the shares of the series may be redeemed, if the shares are redeemable;

•	the terms and conditions of a sinking or purchase fund for the purchase or redemption of shares of the series, if such a fund is provided;

•	any preferential amount payable upon shares of the series in the event of the liquidation, dissolution or winding up of, or upon the distribution of any of our assets; and

•	the prices or rates of conversion or exchange at which, and the terms and conditions on which, the shares of the series may be converted or exchanged into other securities, if the shares are convertible or exchangeable.

If our board of directors decides to issue any shares of preferred stock, it may discourage or make more difficult a merger, tender offer, business combination or proxy contest, assumption of control by a holder of a large block of our securities, or the removal of incumbent management, even if these events were favorable to the interests of stockholders. Our board of directors, without stockholder approval, may issue preferred stock with voting and conversion rights and dividend and liquidation preferences that may adversely affect the holders of our other equity or debt securities.

The particular terms of any series of preferred stock, and the transfer agent and registrar for that series, will be described in a prospectus supplement. All preferred stock offered, when issued, will be fully paid and nonassessable.  Any material United States federal income tax consequences and other special considerations with respect to any preferred stock offered under this prospectus will also be described in the applicable prospectus supplement.

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Description of Warrants

We may issue warrants for the purchase of preferred stock, common stock, or any combination thereof. We may issue warrants independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from the other offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement relating to any particular issue of warrants will describe the terms of the warrants, including, as applicable, the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, terms and number of shares of preferred stock or common stock purchasable upon exercise of the warrants;

•	the designation and terms of the offered securities, if any, with which the warrants are issued and the number of the warrants issued with each offered security;

•	the date, if any, on and after which the warrants and the related preferred stock or common stock will be separately transferable;

•	the price at which each share of preferred stock or common stock purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain U.S. federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

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Description of Units

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common or preferred stock, and warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus forms a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

We may issue units consisting of one or more shares of common stock or preferred stock, warrants or any combination of such securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

Additionally, we will describe in the applicable prospectus supplement the terms of the series of units, including the following:

•	the designation and terms of the units and the securities included in the units;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units;

•	the date, if any, on and after which the units may be transferable separately;

•	whether we will apply to have the units traded on a securities exchange or securities quotation system;

•	any material United States federal income tax consequences; and

•	how, for United States federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

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CERTAIN PROVISIONS OF DELAWARE LAW AND OUR CHARTER

AND BYLAWS

The following paragraphs summarize certain provisions of Delaware law and our restated certificate of incorporation, as amended, and our amended and restated bylaws, as amended. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to Delaware law and to our restated certificate of incorporation, as amended, and our amended and restated bylaws, as amended, copies of which are on file with the SEC as exhibits to reports previously filed by us. See “Where You Can Find More Information.”

Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, this section prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	the transaction is approved by the board of directors prior to the time that the interested stockholder became an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•	at or subsequent to such time that the stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit, directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

A Delaware corporation may “opt out” of these provisions either with an express provision in its original certificate of incorporation or in an amendment to its certificate of incorporation or bylaws approved by its stockholders. However, we have not opted out, and do not currently intend to opt out of, these provisions. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

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Charter and Bylaws

Our restated certificate of incorporation, as amended, and our amended and restated bylaws, as amended, provide that:

•	our amended and restated bylaws, as amended, may be amended or repealed only by the approval of at least sixty-six and two-thirds percent (66-2/3%) of the total number of directors then in office or the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the shares entitled to vote at an election of directors;

•	no action can be taken by stockholders except at an annual or special meeting of the stockholders called in accordance with our amended and restated bylaws, as amended, and stockholders may not act by written consent;

•	a stockholder must provide advance notice of stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of stockholders;

•	stockholders may not call special meetings of the stockholders or fill vacancies on the board;

•	the approval of holders of at least sixty-six and two-thirds percent (66-2/3%) of the shares entitled to vote at an election of directors is required to amend or repeal the provisions of our restated certificate of incorporation, as amended, regarding the inability of stockholders to take action by written consent;

•	our board of directors is authorized to issue preferred stock without stockholder approval; and

•	we will indemnify officers and directors against losses that they may incur in investigations and legal proceedings resulting from their services to us, which may include services in connection with takeover defense measures.

LEGAL MATTERS

The validity of any securities offered by this prospectus will be passed upon for us by Trombly Business Law, PC.

EXPERTS

The consolidated financial statements of Sonoma Pharmaceuticals, Inc. appearing in Sonoma Pharmaceuticals, Inc.’s annual report on Form 10-K for the year ended March 31, 2017, filed on June 28, 2017, have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The address of the SEC’s website is www.sec.gov. The information on the SEC’s website is not part of this prospectus, and any references to this website or any other website are inactive textual references only.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities to be offered hereby. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s website listed above. In addition to the foregoing, we maintain a website at www.sonomapharma.com. Our website content is made available for informational purposes only. It should neither be relied upon for investment purposes nor is it incorporated by reference into this prospectus. We make available at www.sonomapharma.com copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any amendments to such document as soon as practicable after we electronically file such material with or furnish such documents to the SEC.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference the following in this prospectus:

•	our Annual Report on Form 10-K for the year ended March 31, 2017, filed on June 28, 2017;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, filed on August 8, 2017, and the Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, filed on November 14, 2017;

•	our Current Reports on Form 8-K filed on April 7, 2017; June 5, 2017; August 8, 2017; September 11, 2017; November 1, 2017; November 9, 2017;

•	our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on July 27, 2017; and

•	our Registration Statement on Form 8-A as filed with the SEC on December 15, 2006.

In addition, all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement as well as all such documents that we file with the SEC after the date of this prospectus and before the termination of the offering of our securities shall be deemed incorporated by reference into this prospectus and to be a part of this prospectus from the respective dates of filing such documents. Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus, at no cost, by writing or telephoning us at the following address and number: Investor Relations, Sonoma Pharmaceuticals, Inc., 1129 N. McDowell Blvd., Petaluma, California 94954, telephone (707) 283-0550. We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the Company’s constituent documents, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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COMMON STOCK

Prospectus Supplement